UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 18, 2022

Peraso Inc.

(Exact Name of Registrant as Specified in Charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2309 Bering Dr.

San Jose, California 95131

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2022, the Compensation Committee of the Board of Directors of Peraso Inc. (the “Company”) approved (i) an increase of the annual base salary for the Company’s Chief Financial Officer, James Sullivan (the “CFO”), from $260,000 to $305,000, effective retroactively as of December 17, 2021, (ii) certain terms and conditions of the CFO’s annual performance-based bonus in 2022, (iii) an increase of the annual base salary for the Company’s Chief Operating Officer, Brad Lynch (the “COO”), from CAD$200,000 to $275,000, effective retroactively as of December 17, 2021, and (iv) certain terms and conditions of the COO’s annual performance-based bonus in 2022.

The CFO, under the terms of his 2022 annual performance-based bonus, will be eligible to receive a target amount of up to 60% of his base salary, payable in the form of cash, the Company’s stock or a combination of both, if he achieves certain specified performance objectives. The COO, under the terms of his 2022 annual performance-based bonus, will be eligible to receive a target amount of up to 50% of his base salary, also payable in the form of cash, the Company’s stock or a combination of both, if he achieves certain specified performance objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: February 25, 2022	By:	/s/ James W. Sullivan
James W. Sullivan
Chief Financial Officer